                                                                   Exhibit 99(d)

                                 FRONTSTEP, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
        FOR THE QUARTERS INCLUDED IN AND FOR THE YEAR ENDED JUNE 30, 2002
                                   AS REPORTED
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

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
                                                                                                                   TWELVE
                                                                    THREE MONTHS ENDED                           MONTHS ENDED
                                                        SEPTEMBER 30,  DECEMBER 31,    MARCH 31,     JUNE 30,      JUNE 30,
                                                        -----------------------------------------------------      --------
                                                             2001          2001          2002          2002          2002
                                                           --------      --------      --------      --------      --------
Revenue:
      License fees                                         $  9,329      $  9,366      $  7,482      $  9,195      $ 35,372
      Services                                                6,186         5,197         5,589         4,815        21,787
      Maintenance and support                                 9,456         8,764         8,661         8,546        35,427
                                                           --------      --------      --------      --------      --------
            Total revenue                                    24,971        23,327        21,732        22,556        92,586

Cost of revenue:
      License fees                                            4,250         4,421         4,125         4,668        17,464
      Service, maintenance and support                        6,926         7,326         6,745         6,241        27,238
                                                           --------      --------      --------      --------      --------
            Cost of revenue                                  11,176        11,747        10,870        10,909        44,702
                                                           --------      --------      --------      --------      --------

Gross margin                                                 13,795        11,580        10,862        11,647        47,884

Operating expenses:
      Selling, general and administrative                    10,823        11,995        10,050         9,053        41,921
      Research and product development                        1,691         1,712         1,657         1,122         6,182
      Amortization of intangibles                               530           380           433           434         1,777
      Restructuring and other charges                            --            --            --            --            --
                                                           --------      --------      --------      --------      --------
            Total operating expenses                         13,044        14,087        12,140        10,609        49,880
                                                           --------      --------      --------      --------      --------

Operating income (loss)                                         751        (2,507)       (1,278)        1,038        (1,996)

Other income (expense), net                                    (528)         (380)         (683)         (551)       (2,142)
                                                           --------      --------      --------      --------      --------

Income (loss) before income taxes                               223        (2,887)       (1,961)          487        (4,138)

Provision for income taxes                                       26            --          (719)           --          (693)
                                                           --------      --------      --------      --------      --------

Net income (loss)                                               197        (2,887)       (1,242)          487        (3,445)
                                                           ========      ========      ========      ========      ========

Net income (loss) per share                                $   0.03      $  (0.38)     $  (0.16)     $   0.06      $  (0.46)
                                                           ========      ========      ========      ========      ========
Net income (loss) per share, assuming dilution             $   0.03      $  (0.38)     $  (0.16)     $   0.05      $  (0.46)
                                                           ========      ========      ========      ========      ========

Weighted average shares outstanding                           7,568         7,568         7,568         7,568         7,568
Weighted average shares outstanding, assuming dilution        7,661         7,568         7,568        11,037         7,568


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